Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 64 to Registration Statement No. 33-19228 on Form N-1A of our report dated December 14, 2007, relating to the financial statements and financial highlights of Calamos Growth Fund, Calamos Growth and Income Fund, Calamos Value Fund, Calamos Blue Chip Fund, Calamos Multi-Fund Blend, Calamos Global Growth and Income Fund, Calamos International Growth Fund, Calamos Global Equity Fund, Calamos Convertible Fund, Calamos Market Neutral Income Fund, Calamos High Yield Fund, and Calamos Total Return Bond Fund, twelve of the funds constituting Calamos Investment Trust, appearing in the Annual Report on Form N-CSR for the fiscal year or period ended October 31, 2007, and to the references to us under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.
DELOITTE & TOUCHE LLP
Chicago, Illinois
June 20, 2008